CONSECO FUND GROUP
                 SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3

                                December 31, 1997


         WHEREAS, Conseco Fund Group, a Massachusetts business trust (the "Trust"), engages in business as an open-end management investment company;

         WHEREAS, the Trust issues shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Trust's series together with all other such series subsequently established by the Trust are referred to herein individually as a "Series" and collectively as the "Series");

         WHEREAS, the Trust has designated for each Series certain separate classes of shares, as set forth on Schedule A hereto (each a "Class"); and

         WHEREAS, the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended ("1940 Act") ("Non-interested Trustees")), having been furnished with and having evaluated information reasonably necessary to evaluate this Second Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 ("Plan"), have determined in the exercise of their reasonable business judgment that the Plan is in the best interests of each class of each Series individually, and each Series and the Trust as a whole;

         NOW, THEREFORE, the Trust hereby adopts this Plan on behalf of its Series set forth on Schedule A hereto.

Section 1.        Class Differences.

                           Each Class of a Series  shall  represent an equal pro
                  rata interest in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to : (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive voting rights of each Class on matters submitted to shareholders that relate solely to that Class; (iii) the separate voting rights of each Class on matters submitted to shareholders in which the interests of one Class differ from the interests of another Class, (iv) such differences relating to eligible investors as may be set forth in the prospectuses and statements of additional information of each Series, as the same may be amended or supplemented from time to time (each a "Prospectus" and "SAI" and collectively, the "Prospectus" and "SAI"); (v) the designation of each Class; (vi) exchange privileges; and (vii) conversion features.

Section 2.        Distribution and Service Arrangements.

                           Class A shares  shall be subject to an initial  sales
                  charge. The initial sales charge shall be reduced or waived for certain eligible purchasers and for certain large volume purchases. Class A shares shall be charged annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of the initial sales charge, and the amount of fees under the Distribution and Service Plan pertaining to the Class A shares, are set forth on Schedule B hereto. Class A shares shall not be subject to a contingent deferred sales charge.

                           Class B shares  shall not be  subject  to an  initial
                  sales charge, but shall be subject to a contingent deferred sales charge and shall be charged annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and the provisions related to the contingent deferred sales charge, and the amount of fees under the Distribution and Service Plan pertaining to the Class B shares, are set forth on Schedule B hereto.

                           Class C shares  shall not be  subject  to an  initial
                  sales charge, but shall be subject to a contingent deferred sales charge and shall be charged annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of and the provisions related to the contingent deferred sales charge, and the amount of fees under the Distribution and Service Plan pertaining to the Class C shares, are set forth on Schedule B hereto.

                           Class S shares  shall not be  subject  to an  initial
                  sales charge, but shall be charged annual distribution and service fees under a Distribution and Service Plan adopted pursuant to Rule 12b-1 under the 1940 Act. The amount of fees under the Distribution and Service Plan pertaining to the Class S shares is set forth on Schedule B hereto.

                           Class Y shares shall be offered without imposition of
                  an initial sales charge or contingent deferred sales charge and are not subject to any distribution or service fees. Class Y shares shall be offered only to those institutional and individual investors meeting the eligibility requirements set forth in the Prospectus and SAI.

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

Section 3.        Expense Allocation.

         (a)      Class Expenses.

                           Certain  expenses may be attributable to a particular
                  Class ("Class Expenses"). Class Expenses shall be allocated exclusively to the particular Class to which they are attributable. In addition to the distribution and service fees described in Section 2 above, Class Expenses may include, but are not limited to, (a) expenses associated with the addition of classes of shares to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares); (b) expenses of administrative personnel and services required to support the shareholders of a specific Class; (c) litigation or other legal expenses relating to a specific Class of shares; (d) Trustees' fees or expenses incurred as a result of issues relating to a specific Class of shares, (e) accounting expenses relating to a specific Class of shares; and (f) transfer agency fees and expenses.

                           Expenses  attributable  to a Series  other than Class
                  Expenses shall be allocated to each Class based on its net asset value relative to the net asset value of the Series.

Section 4.        Conversion Feature.

                           Class B shares shall automatically convert to Class A
                  shares after a specified period of time after the date of purchase, based on the relative net asset value of each such Class without imposition of any sales charge, fee or other charge, as set forth in Schedule C. No other Class shall be subject to any automatic conversion feature.

Section 5.        Exchange Privilege.

                           Shares of a Class may be exchanged only for shares of
                  the same Class of another Series, or for shares of the Federated Money Market Fund, as set forth in the Prospectus.

Section 6.        Additional Information.

                           The Prospectus and SAI contain additional information
                  about each Class and the Series' multiple class structure. This Plan is subject to the terms of the Prospectus and SAI; provided, however, that none of the terms set forth in the Prospectus and SAI shall be inconsistent with the terms of this Plan.

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

Section 7.        Term and Termination.

         (a)      The Series.

                  This Plan shall become effective with respect to each Series as set forth on Schedule A hereto, and shall continue in effect with respect to the Classes of each such Series until terminated in accordance with the provisions of Section 7(b) hereof.

         (b)      Termination.

                           This Plan may be  terminated at any time with respect
                  to the Trust or any Series or Class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Non-Interested Trustees. The Plan may remain in effect with respect to the Trust or any Series or Class thereof even if it has been terminated in accordance with this Section 7(b) with respect to any other Series or Class of the Trust.

Section 8.        Amendments.

                           Before any material  amendment to this Plan affecting
                  the Trust or any Series or Class thereof, a majority of both the Trustees of the Trust and the Non-Interested Trustees shall find that the amendment is in the best interests of each Class of each Series individually and each Series and the Trust as a whole.



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


                               CONSECO FUND GROUP
                 SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3
                                   SCHEDULE A


Name of Series & Classes                Date Subject to Plan

Conseco Equity Fund                     December 5, 1996
Class A, Class B, Class C, Class S,     (Amended and Restated as of December 31,
and Class Y                             1997)

Conseco Asset Allocation Fund           December 5, 1996
Class A, Class B, Class C, Class S,     (Amended and Restated as of December 31,
and Class Y                             1997)

Conseco Fixed Income Fund               December 5, 1996
Class A, Class B, Class C, Class S,     (Amended and Restated as of December 31,
and Class Y                             1997

Conseco 20 Fund                         December 31, 1997
Class A, Class B, Class C, Class S,
and Class Y

Conseco High Yield Fund                 December 31, 1997
Class A, Class B, Class C, Class S,
and Class Y

Conseco International Fund              December 31, 1997
Class A, Class B, Class C, and
Class Y

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


                               CONSECO FUND GROUP
                 SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3
                                   SCHEDULE B

1.       Class A
         -------

         Initial Sales Charge - Class A Shares. The offering price of Class A shares is net asset value plus a varying sales charge depending on the amount invested. The maximum initial sales charge imposed on purchases of Class A shares is 5% of the offering price. The sales charge applicable to Class A shares is determined as follows:


Sales Charge
                              As % of Public              As % of Net
                              Offering Price            Amount Invested
                              --------------            ---------------

On purchases of:

     $500 - 50,000                5.75%                      6.10%

     $50,000 - 100,000            4.50%                      4.71%

     $100,000 - 250,000           3.50%                      3.63%

     $250,000 - 500,000           2.50%                      2.56%

     Over $500,000                 None                      None


         Amount of Distribution and Service Plan Fees. Class A shares of each Series except the Conseco Fixed Income Fund are subject to distribution and service fees at a rate of up to 0.50% of the average daily net assets of that Class. Class A shares of the Conseco Fixed Income Fund are subject to distribution and service fees at an annual rate of up to 0.65% of the average daily net assets of that Class.

2.       Class B
         -------

         Contingent Deferred Sales Charge - Class B Shares. A contingent deferred sales charge is imposed upon redemptions of Class B shares within six years of their purchase. The contingent deferred sales charge is a percentage of
(1) the net asset value of the shares at the time of purchase or (2) the net asset value of the shares at the time of redemption, whichever is less. The contingent deferred sales charge is determined as follows:

Redemption During                          Contingent Deferred Sales Charge
-----------------                          --------------------------------

1st year since purchase                                   5%

2nd year since purchase                                   4%

3rd year since purchase                                   3%

4th year since purchase                                   3%

5th year since purchase                                   2%

6th year since purchase                                   1%

7th year since purchase                                   0%

8th year since purchase                                   0%

The contingent deferred sales charge will not apply to shares acquired by the reinvestment of dividends or capital gains distributions.

         In determining the applicability and rate of any contingent deferred sales charge, Class B shares acquired through reinvestment of dividends and capital gains distributions will be redeemed first, followed by the Class B shares held by the shareholder for the longest period of time. The contingent deferred sales charge, if any, upon redemption of Class B shares acquired through an exchange will be calculated based on the original purchase date of the Class B shares exchanged.

         Waiver of the Contingent Deferred Sales Charge. The contingent deferred sales charge on Class B shares shall be waived in connection with: (a) any partial or complete redemption in connection with a distribution without federal tax income penalty under a tax-qualified retirement plan, upon separation from service and attaining age 55; (b) any partial or complete redemption in connection with a qualifying loan or hardship withdrawal from a tax-qualified retirement plan, eligible 457 plan, or 403(b)(7) plan; (c) any complete redemption in connection with a distribution from a tax-qualified retirement plan, eligible 457 plan, or 403(b)(7) plan in connection with termination of employment or termination of the employer's plan; (d) any redemption resulting from a tax-free return of an excess contribution from a tax-qualified retirement plan, IRA, savings incentive match plan for an employee ("SIMPLE" plan), eligible 457 plan, or 403(b)(7) plan; (e) mandated minimum distributions from a tax-qualified retirement plan, IRA, SIMPLE plan, eligible 457 plan, or 403(b) plan; (f) substantially equal periodic payments as defined in Section 72(t) of the Code; (g) any partial or complete redemption following death or disability of a shareholder (including one who owns the shares as joint tenant with his spouse), provided the redemption is requested within one year of the death or initial determination of disability (as defined in Section 72(m) of the Code);
(h) redemptions under a Fund's Systematic Withdrawal Plan (investors may not withdraw annually more than 12% of the value of their account under the Systematic Withdrawal Plan); (i) redemptions in connection with investments

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

related to a bona fide medical savings account; (j) redemptions in connection with distributions from a Roth IRA or Roth Conversion IRA that are qualified distributions under the Code; (k) redemptions in connection with distributions from an Education IRA that are used for qualified higher education expenses under the Code or which are required by the Code to be distributed; and (1) redemptions from an account established under a wrap fee or asset allocation program where the accountholder pays the sponsor an asset-based fee.

         Amount of Distribution and Service Plan Fees. Class B shares of a Series are subject to distribution and service fees at an annual rate of up to 1.00% of the average daily net assets of that Class.

3.       Class C
         -------

         Contingent Deferred Sales Charge - Class C Shares. Class C shares held for less than one year are subject to a contingent deferred sales charge on redemptions in an amount equal to 1% of the lower of (1) the net asset value of the shares at the time of purchase or (2) the net asset value of the shares at the time of redemption. Class C shares held one year or longer are not subject to this contingent deferred sales charge. The contingent deferred sales charge also will not apply to shares acquired by the reinvestment of dividends or capital gains distributions. The order in which Class C shares are redeemed will be determined as described for Class B shares in Schedule C hereto. In addition, the provisions for waiving the contingent deferred sales charge shall be those set forth for Class B shares in Schedule C hereto.

         The contingent deferred sales charge, if any, upon redemption of Class C shares acquired through an exchange and held less than one year will be calculated based on the original purchase date of the Class C shares exchanged.

         Amount of Distribution and Service Plan Fees. Class C shares of a Series are subject to distribution and service fees at an annual rate of up to 1.00% of the average daily net assets of that Class.

4.       Class S
         -------

         Amount of Distribution and Service Plan Fees. Class S shares of a Series are subject to distribution and service fees at an annual rate of up to 0.25% of the average daily net assets of that Class.

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


                               CONSECO FUND GROUP
                 SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3
                                   SCHEDULE C


         Conversion Feature - Class B Shares. Class B shares will automatically convert to a number of Class A shares of equal dollar value eight years after purchase. No initial sales charge or other charge is imposed at conversion. When Class B shares convert, a pro rata amount of Class B shares that were acquired by the reinvestment of dividends and capital gains distributions will also convert to Class A shares.



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